CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY CONFIDENTIAL

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT AN UNREDACTED VERSION OF THIS

Project Green Thumb August 2003

Special Committee Update

CONFIDENTIAL TREATMENT REQUESTED: HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***.”DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

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Investor Bid Letters

OVERVIEW OF PRELIMINARY BIDS AND PROCESS A.

TABLE OF CONTENTS 1. APPENDIX

Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED

OVERVIEW OF PRELIMINARY BIDS AND PROCESS

Project Green Thumb

Financial Advisors *** *** Accounting Advisor *** *** *** *** ***

*** or *** ***

CONFIDENTIAL TREATMENT REQUESTED Legal Advisors ***

Timing 30 days (to definitve proposal) 3-5 weeks (to definitve proposal) 30 days (to definitve proposal) 3 weeks (to definitve proposal) 3 weeks (to definitve proposal) 75 days (to close) Net debt of $37.0 million. Financing Sources *** *** ***

(d)

Financing Senior, Sub, Equity Senior, Sub, Equity Senior, Sub, Equity Senior ($57), S/L* (34), Equity (29) Senior ($86), Equity (34) Senior ($57.2), Equity (65.5) Net debt of $31.0 million. Implied 2003E EBITDA Multiple 4.7x—5.5x 4.6x 4.6x 4.4x 4.4x 4.6x Assumes 6.84 million fully-diluted shares.

(f)

Implied Enterprise Value Range $120—140 $117.6 $117.6 $110.8 $110.8 $116.8

(a) (b) Net debt of $31.0 million.

(c) (e) (e) Confidential material redacted and submitted separately to the Commission.

SUMMARY OF INITIAL BIDS Price ***

$14.50—15.50 $14.34—17.14 $14.00 $13.00—15.00 $13.00 $13.00 $12.50—13.50 No bid received. Project Green Thumb S/L refers to a sale/leaseback transaction. Preliminary Bids Scenario A Scenario B Investor *** *** *** *** *** *** Note: (a) Verbal indication. (b) Assumes 7.22 million fully-diluted shares. (c) Net debt of $33.0 million ($2.0 million of cash required to fund operations). (d) Verbal indication that current fund will commit to entire investment amount. (e) Assumes 6.14 million fully-diluted shares calculated using treasury stock method. (f) Represents enterprise value at midpoint of $12.50—13.50 range.

6 0 6 Bids *** *** *** *** *** ***

***

CONFIDENTIAL TREATMENT REQUESTED Interest (no meeting) 1 0 1

Passed (meeting) *** *** 2 0 2

Meetings *** *** *** *** *** *** *** *** ***

9 0 9

(Cont’d)

*** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***

Initial Contacts 27 16 43

Confidential material redacted and submitted separately to the Commission.

GREEN THUMB PROCESS OVERVIEW ***

*** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Initial Contacts

Project Green Thumb Process Update

Financial Strategic Total

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APPENDIX

Project Green Thumb

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INVESTOR BID LETTERS

Project Green Thumb

[Actual bid letters not included]